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                                                                   Exhibit 10.5

                              AMENDED AND RESTATED

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      THIS AMENDED AND RESTATED AGREEMENT is made this day of August 21, 2007 between Slade's Ferry Bancorp, a Massachusetts Corporation, with its principal place of business in Somerset, Massachusetts, hereafter referred to as the Employer, or the Corporation, and Mary Lynn Lenz, President and Chief Executive Officer of the Corporation hereafter referred to as the Employee.

      Employee is employed by the Corporation and its subsidiary, Slade's Ferry Bank ("the Bank"), in key positions and the Corporation wishes to provide additional incentive to retain the services of Employee until her retirement.

      THEREFORE, in consideration of these premises and the mutual promises and obligation set forth hereafter, Mary Lynn Lenz as Employee and the Corporation as Employer agree as follows:

1. The Corporation agrees that, if Employee remains continuously employed by the Corporation and/or its subsidiary Bank until her retirement, in such offices and capacities as she may be elected to by the Board of Directors of either entity, or in any such offices, roles, and capacities which she otherwise holds on behalf of the Corporation and/or its subsidiary Bank, at such compensation as may be mutually agreed upon, the Corporation and/or Bank will pay and the Employee shall be entitled to receive additional compensation in the amount of $3,000.00 per month for one hundred twenty (120) months commencing on the first day of the first month following her retirement.

2. (a) The Corporation agrees that the Employee may retire from full-time employment upon the first day of the month immediately following her 62nd birthday, or at any time prior thereto after completing fifteen (15) years continuous employment with the Corporation if she becomes permanently and totally disabled as defined in paragraph (b) or at anytime following her 62nd birthday, but not later than the first day of February following her 70th birthday hereinafter referred to as the Retirement Date.

      (b) Employee shall be deemed to have become permanently and totally disabled if and when the Board of Directors of the Corporation determines, on the basis of medical or other evidence satisfactory to it, that the Employee qualifies as disabled under any applicable Long-Term disability plan, policy or program provided or utilized by the Corporation or Bank or under the Social Security Act (42 U.S.C. Section 1382) as amended for the purpose of supplemental security income.

3. (a) The Corporation agrees that, in the event of the death of the Employee after completing fifteen (15) years of continuous employment with the Corporation and prior to the Retirement Date while employed by the Corporation, it will pay to her surviving spouse, if any, or, if none, in equal shares to her children then living and deceased children leaving issue then living by right of representation, or to such other persons as she may have designated, or if none, to her estate, $3,000.00 per month for one hundred and twenty (120) consecutive months commencing upon the first day of the first month following the date of death of the Employee. If
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any beneficiary should die prior to the receipt of all such payments, any remaining payments shall be made to such beneficiary's estate.

4. The Corporation agrees to pay to or for the benefit of Employee from the date of her retirement and thereafter for and during the term of her natural life such amounts as are required for the employer contribution to provide medical health insurance coverage comparable to that provided immediately before her retirement, supplemental to Medicare as it may be amended, in the form of Blue Cross/Blue Shield Medex Gold or its substantial equivalent according to the schedule of contribution by the Corporation or the Bank and the Employee as is in effect for the Corporation's (or the Bank's, if provided through the Bank) employees generally at the time of Employee's retirement.

      The Corporation agrees to pay to or for the benefit of Employee's spouse, such amounts as are required according to the schedule of contribution by the Corporation or the Bank and the Employee, as amended from time to time, to provide master medical health insurance in effect at the Corporation or the Bank and available to employees generally, or its equivalent, for Employee's spouse until he attains the age of 65 years or obtains coverage under the Medicare program, whichever first occurs, and thereafter to pay such amounts as are required under such schedule of contribution as is in effect at that time to provide comparable medical health insurance coverage supplemental to Medicare as it may be amended, in the form of Blue Cross/Blue Shield Medex Gold, or its substantial equivalent, for and during the term of his natural life.

5. Employee's rights and benefits under this Agreement are in addition to and not a substitute for Employee's rights and benefits under the Corporation or Bank's other retirement disability or benefit plans. Subject to the terms of the group life insurance policy in force at the time of retirement, the Bank will continue to include the Employee in the current group life insurance policy in force at the time of retirement.

6. In the event that the Employee should die on or after the Retirement Date, but prior to receipt of any amount to which she is entitled hereunder pursuant to Paragraph 1, or of all such amounts, any amounts remaining unpaid shall be paid to such beneficiary or beneficiaries as the Employee may designate by filing with the Corporation a notice in writing, but in the absence of any such designation, such unpaid amounts shall be so paid to her surviving spouse, if any, or, if none, in equal shares to her children then living and deceased children leaving issue then living by right of representation, and if none, then to her estate.

7. Whenever the Employee's beneficiaries (other than her, her spouse's, or any beneficiary's estate) shall be entitled to receive any amount hereunder, the amount shall be paid to such beneficiaries in monthly installments: (a) over a period of ten (10) years, in the event that no monthly installment payments have theretofore commenced to the Employee, or (b) for the balance of the ten
(10) year period (commencing with the first such installment so received by the Employee), on the same due dates, in the event payment of monthly installments shall have theretofore commenced to the Employee.

8. Notwithstanding any other provision of this Agreement to the contrary, the Employee shall have the right, with the consent of the Corporation, to elect that payment of the amounts

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due hereunder be made (a) over a longer period than one hundred and twenty
(120) months or (b) as a life annuity (with or without refund); provided, however, that

      (i) Any such election shall not take effect until twelve (12) months after it is received by the Corporation; and

      (ii) In the case of an election to defer a payment to be made on account of an event other than the Employee's death, disability or Unforeseeable Emergency (defined below), the first payment made under such election shall not occur until at least five (5) years later than such payment would have otherwise have been made.

      "Unforeseeable Emergency" as used herein means, with respect to an Employee, a severe financial hardship to the Employee resulting from an illness or accident of the Employee, the Employee's spouse or a dependent (within the meaning of Section 152(e) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Employee, loss of the Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee. The existence of an Unforeseeable Emergency shall be determined by the Corporation in accordance with Section 409A of the Code and the regulations hereunder.

9. Notwithstanding anything in this Agreement to the contrary, if the Corporation determines that Employee is a "key employee" within the meaning of
Section 409A of the Code and that, as a result of such status, any portion of the payments under this Agreement would be subject to additional taxation, the Corporation will delay paying all or any portion of such amount until the earliest permissible date on which payments may commence without triggering such additional taxation (with such delay not to exceed six (6) months from the date of Employee's separation from service), with the first such payment to include any amounts that would have been paid earlier but for the above delay.

10. As used herein the term "Value of the Account" shall mean an amount equal to the sum of the monthly remaining payments for the remaining period of payment discounted at the prime lending rate as published in the Wall Street Journal on the first Monday after the event triggering the valuation.

11. Except as otherwise expressly provided in this Agreement, Employee agrees on behalf of herself and of her executors and administrators, heirs, legatees, distributes, and any other person or, persons claiming any benefits under her under this Agreement that this Agreement and its rights, interests, and benefits shall not be assigned, transferred, pledged, or hypothecated in any way by Employee or any executor, administrators, heir, legatee, distributee, or other person claiming under Employee by virtue of this Agreement, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other disposition of this Agreement or of such rights, interests, and benefits contrary to the above provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

12. This Agreement does not constitute an employment agreement. Nothing contained in this Agreement shall be construed to be a contract of employment for any term of years, nor as

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conferring upon the Employee the right to continue to be employed by the
Corporation or the Bank in her present capacity, or in any other capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Employee's services, which compensation is payable after her retirement from full-time service with the Corporation and the Bank or her death, and is not intended to be an employment contract. The benefits payable under this Agreement shall be independent of, and in addition to, any benefits under any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Corporation to the Employee whether as salary or otherwise. In the event that Employee's employment is terminated for any reason other than her death or retirement under the provision of paragraphs 2 and 3 hereof, this Agreement shall automatically terminate and the Corporation shall have no further obligation hereunder.

13. The rights of the Employee under this Agreement and of any beneficiary of the Employee shall be solely those of an unsecured creditor of the Corporation, and neither the Employee nor any beneficiary of the Employee shall have or acquire any interest, rights or claims to any property or assets of the Corporation by virtue of this Agreement except as set forth in paragraph 16(b). The Corporation's obligation hereunder, except as set forth in paragraph 16(b), shall be an unfunded and unsecured promise to pay money in the future.

14. Hereafter, either during her full-time employment or while she is receiving any benefits under this Agreement, Employee agrees that she will not enter into competition with the Corporation or the Bank, directly or indirectly, within the Town of Somerset or a fifty (50) mile radius thereof, either as a director, officer, employee, agent, consultant, partner or any other capacity with any business which is in substantial competition with the Corporation or the Bank. The reasonable judgment of a majority of the Board of Directors that such competition exists shall be conclusive for the purposes of this Agreement. This provision shall not be construed to prevent the Employee from owning shares in any publicly traded corporation for investment purposes.

15. In the event that Employee should violate the provisions of Article 14 hereof, and should she continue to do so without adequate cause for a period thirty of days after the Corporation shall have requested her in writing to refrain from an action prohibited by said Article 14, Employee agrees that no further payments shall be due her, her spouse, or any other designated beneficiary under this Agreement and that the Corporation shall have no further obligation whatsoever hereunder. Any disputes hereunder shall be referred to arbitration pursuant to Article 17 hereof.

16. (a) The Corporation agrees that it will not merge or consolidate with any other corporation or organization, or permit its business to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Corporation herein set forth. The Corporation further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article, without having made adequate provision for the fulfilling of its obligations hereunder.

      (b) In the event of a Change of Control (as defined below) of the Corporation, the Corporation shall immediately fund, within 90 days of the change of control, the unpaid portion

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of Employee's compensation hereunder by establishing an irrevocable trust account with an independent corporate Trustee which is a national or state charted bank with Trustee powers located in Massachusetts or Rhode Island, funded with an amount which will be sufficient to meet all of Employer's obligations hereunder. The terms of the Trust shall meet the requirements of the Internal Revenue Service for "rabbi trusts" and shall generally provide as set forth herein modified or expanded as necessary to meet said IRS requirements. The Trust fund shall be held and managed by the Trustee for the exclusive purpose of providing the compensation hereunder to Employee hereunder and the Trustee shall act as agent of the Corporation by making payments of benefits to the Employee in accordance with the terms hereof. Any and all expenses and taxes incurred by reason of the Trust and its income shall be paid by the Corporation. After all benefits payable hereunder have been paid to the Employee or her beneficiaries or after this Agreement has otherwise properly terminated under its terms, any amounts remaining in the Trust account shall revert to Corporation. Except for the rights of creditors in the event of Corporation's bankruptcy or receivership, Corporation shall have no right to reclaim amounts contributed to the Trust hereunder until all benefits have been paid or this Agreement has properly terminated under its terms. In the event of Corporation's bankruptcy or receivership, the Trustee shall, upon proper notice, deliver all assets held hereunder to the Trustee in bankruptcy or the duly court appointed receiver for the benefit of the general creditors (including Employee) of Corporation.

      "Change of Control" as used herein means any merger or consolidation with or acquisition by any other organization, the sale of substantially all the assets of the Corporation to another person or organization, or the acquisition directly or indirectly of 20% or more of the common stock of the Corporation by one or more persons or organizations acting in concert.

17. Unless otherwise provided in this Agreement, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The Corporation agrees that it will pay Employee's costs including reasonable attorneys' fees in connection with any controversy or claim hereunder in which Employee prevails or in which the Arbitrator(s) or court determine that the Corporation should pay such costs.

18. This Agreement shall be binding upon and inure to the benefit of the parties, the Corporation's successors and assigns, and the Employee's heirs, beneficiaries, executors and administrators.

19. This Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A. If and to the extent that you or the Corporation reasonably determine that any amount payable under this Agreement or the manner of administration of this Agreement would fail to satisfy any applicable requirement of Section 409A of the Code and trigger the additional tax and/or penalties or interest imposed by Section 409A of the Code, the Agreement shall be administered, modified, and/or amended to bring it into compliance with Section 409A of the Code and avoid such additional tax, penalties or interest, and preserve the intended amounts and benefits payable to Employee.

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      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.


                                       Slade's Ferry Bancorp



                                       By: /s/ Paul Downey
                                           ------------------------------------
                                           Title: Lead Director



                                           /s/ Mary Lynn Lenz
                                           ------------------------------------
                                           Mary Lynn Lenz

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